UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 31, 2022

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8834 Mayfield Road, Suite C, Chesterland, Ohio 44026
(Address of principal executive offices) (Zip Code)

(440) 644-1027

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2022, NovAccess Global Inc. (“NovAccess,” “we” or “our”) entered into a preferred stock redemption agreement (the “Agreement”) with TN3, LLC (“TN3”), Mr. Daniel G. Martin, Irvin Consulting, LLC (“IC”), and Dr. Dwain Morris-Irvin. Mr. Martin is our chairman of the board and owns TN3. Dr. Irvin is our chief executive officer and owns IC.

TN3 owns 25,000 shares of our Series B Convertible Preferred Stock, $0.01 par value per share (the “Shares”). Each Share is convertible at the option of TN3 into 10,000 shares of our common stock and entitles TN3 to cast 40,000 votes on any action presented to our shareholders. Pursuant to the Agreement, we will redeem 24,400 of the Shares and IC will purchase 600 of the Shares.

To redeem the preferred shares, we will pay TN3 a total of $250,000 over a period of ten months, with payment accelerated if the company raises significant capital. Currently, we owe TN3 $370,852 under a management services agreement. Pursuant to the Agreement, TN3 will agree to forgo these amounts and the parties will terminate the management agreement. IC will pay NovAccess $6,000 to reimburse the company for IC’s share of the purchase price.

In addition to the cash payments, we will issue to TN3 1,502,670 unregistered common shares, which is equal to 10% of the outstanding common stock of NovAccess on the date the Agreement was signed. Pursuant to their terms, the Shares are convertible into 250,000,000 shares of common stock. IC will pay NovAccess $1,223 to reimburse the company for IC’s share of the common stock portion of the purchase price.

Upon completion of the redemption, Mr. Martin will resign from the NovAccess board and be replaced by Dr. Irvin and John Cassarini. In addition, IC will own 600 Shares but there will be no other shares of NovAccess preferred stock outstanding.

The proposed redemption is subject to various conditions, including the mailing of a Schedule 14F-1 to our shareholders describing the transaction in additional detail. Although we expect to close the redemption in late February or early March, we cannot guarantee when or if the transaction will be completed.

The Agreement includes customary representations and covenants of the parties, including release and indemnification provisions. The Agreement is filed as an exhibit to this Current Report on Form 8-K and the description above is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10.1	Preferred Stock Purchase and Redemption Agreement dated January 31, 2022 among NovAccess Global Inc., TN3, LLC, Mr. Daniel G. Martin, Irvin Consulting, LLC, and Dr. Dwain Morris-Irvin
Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: February 2, 2022	/s/ Dwain K. Morris-Irvin
By Dwain K. Morris-Irvin, Chief Executive Officer